Exhibit 99.1
1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

Second Quarter Fiscal 2023 Financial Results

• Net Sales $54.4 Million • Gross Margin 47.7% (+ 100 Basis Points)

•
E-commerce Sales $22.7 Million -- Traditional Sales $31.7 Million
•
Direct-to-Consumer Sales Growth of 119.1%

COLUMBIA, Mo., December 1, 2022 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the second quarter of fiscal 2023 ended October 31, 2022.

Second Quarter Fiscal 2023 Financial Highlights

•
Quarterly net sales were $54.4 million, a decrease of $16.3 million, or 23.1%, compared with net sales of $70.8 million for the comparable quarter last year. E-commerce channel net sales of $22.7 million declined 17.5% from the comparable quarter last year, resulting primarily from reduced demand in the shooting sports category, partially offset by a 119.1% increase in direct-to-consumer sales, which are primarily in the outdoor lifestyle category. Traditional channel net sales of $31.7 million declined 26.6% from the comparable quarter last year, reflecting the impact of lower foot traffic at retail and retailers’ efforts to reduce their overall inventory levels, as well as lower shooting sports sales to OEM customers. Compared with pre-COVID levels in the second quarter of fiscal 2020, total net sales grew 14.0%, while e-commerce channel net sales grew by 171.3% and traditional channel net sales declined by 19.4%.
•
Quarterly gross margin was 47.7% compared with quarterly gross margin of 46.7% for the comparable quarter last year.
•
Quarterly GAAP net income was $370,000, or $0.03 per diluted share, compared with net income of $4.6 million, or $0.32 per diluted share, for the comparable quarter last year.
•
Quarterly non-GAAP net income was $4.0 million, or $0.29 per diluted share, compared with non-GAAP net income of $8.3 million, or $0.58 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, technology implementation, stockholder cooperation agreement costs, and facility consolidation costs. For a detailed reconciliation, see the schedules that follow in this release.
•
Quarterly Adjusted EBITDAS was $6.4 million, or 11.8% of net sales, compared with $11.7 million, or 16.5% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Brian Murphy, President and Chief Executive Officer, said, “Our second quarter performance demonstrates our ability to successfully navigate ongoing challenges in the macroenvironment while executing on our long-term strategy. We achieved net sales growth of 14% above our pre-pandemic levels of fiscal 2020 and introduced several innovative new products, while strengthening our balance sheet and marking a number of achievements that support our strategic priorities and reflect our dedication to leveraging our culture of innovation to deliver solutions for consumers in the moments that matter.”

“Our direct-to-consumer business, which is largely comprised of our outdoor lifestyle brands, remained strong in the second quarter, delivering year-over-year growth of over 119%. We consider our direct-to-consumer sales to be one gauge of how well our brands are resonating with consumers, since those sales are not typically impacted by issues that have hindered retailers, such as inventory levels or limited open-to-buy dollars. Our direct-to-consumer category also includes MEAT! Your Maker meat processing equipment and Grilla outdoor cooking products, which are sold exclusively, direct-to-consumer. Together, these two brands generated nearly 10% of our total net sales and helped our Outdoor Lifestyle category generate 55.6% of our total net sales in the second quarter. We remain excited about growth opportunities in our Outdoor Lifestyle category, which consists of products related to hunting, fishing, camping, and rugged outdoor activities, and which delivered three-year growth of 22.5% over the pre-pandemic second quarter of fiscal 2020.”

“Innovation is a key element in our long-term strategy, and new products launched within the past two years generated 30% of our second quarter net sales. During the quarter, we continued to leverage our Dock & Unlock™ process to deliver a steady flow of organically developed, exciting new products, including MEAT! Your Maker Dual Grind Grinders, and two new BOG® tripods, the Sherpa and the Infinite. These innovative tripods deliver enhanced versatility, durability, and weight savings, and they expand our BOG® product offering, which is extremely popular with hunters. During the quarter, we attended the National Association of Sporting Goods Wholesalers Expo, where our Caldwell Claymore Clay Target Thrower was recognized as ‘Best New Accessory’.

“Our long-term strategy also includes a focus on leveraging our business model. We recently completed the consolidation of our Crimson Trace operations in Wilsonville, Oregon, as well as our Grilla operations in Holland, Michigan and Dallas, Texas, into our Missouri facility. We estimate that these consolidations will yield a net cost savings of approximately $1.5 million per year, beginning in our fiscal fourth quarter, moving us closer to our long-term profitability objectives.” concluded Murphy.

Andrew Fulmer, Chief Financial Officer, said, “We continued to further fortify our balance sheet in the second quarter, demonstrating effective capital deployment. We purchased over $750,000 of our common stock in the quarter. Nevertheless, positive operational cash flow, including a reduction in inventory of over $9.0 million, helped yield an ending cash balance of $16.4 million.”

“Turning to our outlook, we believe that retailers and distributors remain cautious regarding their inventory levels, and that consumer spending patterns going forward are still undetermined. That said, we believe our brands are performing consistently with long-term, positive consumer outdoor trends. As a result, we continue to believe our net sales for fiscal 2023 could exceed pre-pandemic fiscal 2020 levels by as much as 25%. We believe our solid financial position enables us to continue executing on our long-term strategic plan, investing in our business, returning capital to shareholders, and addressing the exciting growth opportunities we have identified for our company in fiscal 2023 and beyond,” concluded Fulmer.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Conference Call and Webcast

The Company will host a conference call and webcast today, December 1, 2022, to discuss its second quarter fiscal 2023 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “non-GAAP income per share diluted,” and “Adjusted EBITDAS” are presented. A reconciliation of these and other non-GAAP financial measures are contained at the end of this press release. From time-to-time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) facility consolidation costs, (iv) technology implementation, (v) acquisition costs, (vi) stockholder cooperation agreement costs, (vii) income tax adjustments, (viii) interest expense, (ix) income tax expense, and (x) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, outdoor cooking, and personal security and defense products, for rugged outdoor enthusiasts. The company produces innovative, top quality products under its brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief that our second quarter performance demonstrates our ability to successfully navigate ongoing challenges in the macroenvironment while executing on our long-term strategy; our direct-to-consumer sales is one gauge of how well our brands are resonating with consumers; our excitement about growth opportunities in our Outdoor Lifestyle category; our estimate that the consolidations of our operations in Wilsonville, Oregon and Holland, Michigan, and Dallas, Texas into our Missouri facility will yield a significant cost savings of approximately $1.5 million per year, beginning in our fiscal fourth quarter; our belief that retailers and distributors remain cautious regarding their inventory levels, and that consumer spending patterns going forward are still undetermined; our belief that our brands are performing consistently with long-term, positive consumer outdoor trends; our belief that our net sales for fiscal 2023 could exceed pre-pandemic fiscal 2020 levels by as much as 25%; and our belief that our solid financial position enables us to continue executing on our long-term strategic plan, investing in our business, and addressing the exciting growth opportunities we have identified for fiscal 2023 and beyond; and our outlook for fiscal 2023. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the effects of the COVID-19, pandemic, including potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and, other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	As of:
	October 31, 2022	April 30, 2022
	(Unaudited)
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$16,355	$19,521
Accounts receivable, net of allowance for credit losses of $146 on October 31, 2022 and $129 on April 30, 2022	32,557	28,879
Inventories	111,444	121,683
Prepaid expenses and other current assets	11,292	8,491
Income tax receivable	1,286	1,231
Total current assets	172,934	179,805
Property, plant, and equipment, net	10,168	10,621
Intangible assets, net	58,067	63,194
Right-of-use assets	24,975	23,884
Other assets	328	336
Total assets	$266,472	$277,840
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,765	$13,563
Accrued expenses	10,869	7,853
Accrued payroll, incentives, and profit sharing	2,593	3,786
Lease liabilities, current	1,342	1,803
Total current liabilities	23,569	27,005
Notes and loans payable, net of current portion	19,575	24,697
Lease liabilities, net of current portion	24,520	23,076
Other non-current liabilities	31	31
Total liabilities	67,695	74,809
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,353,170 shares issued and 13,432,177 shares outstanding on October 31, 2022 and 14,240,290 shares issued and 13,403,326 outstanding on April 30, 2022	14	14
Additional paid in capital	270,220	268,393
Retained deficit	(55,676)	(50,351)
Treasury stock, at cost (920,993 shares on October 31, 2022 and 836,964 shares on April 30, 2022)	(15,781)	(15,025)
Total equity	198,777	203,031
Total liabilities and equity	$266,472	$277,840

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2022	2021	2022	2021
Net sales	$54,436	$70,760	$98,112	$131,528
Cost of sales	28,474	37,723	53,111	69,508
Gross profit	25,962	33,037	45,001	62,020
Operating expenses:
Research and development	1,557	1,457	3,313	2,977
Selling, marketing, and distribution	13,924	15,664	25,704	28,864
General and administrative	10,615	10,615	21,679	20,654
Total operating expenses	26,096	27,736	50,696	52,495
Operating (loss)/income	(134)	5,301	(5,695)	9,525
Other income, net:
Other income, net	585	619	826	747
Interest expense, net	(242)	(53)	(428)	(99)
Total other income, net	343	566	398	648
Income/(loss) from operations before income taxes	209	5,867	(5,297)	10,173
Income tax (benefit)/expense	(161)	1,284	28	2,133
Net income/(loss)	$370	$4,583	$(5,325)	$8,040
Net income/(loss) per share:
Basic	$0.03	$0.32	$(0.40)	$0.57
Diluted	$0.03	$0.32	$(0.40)	$0.56
Weighted average number of common shares outstanding:
Basic	13,465	14,135	13,454	14,109
Diluted	13,589	14,348	13,454	14,369

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended October 31,
	2022	2021
	(In thousands)
Cash flows from operating activities:
Net (loss)/income	$(5,325)	$8,040
Adjustments to reconcile net income to net cash provided by/ (used in) operating activities:
Depreciation and amortization	8,272	8,386
(Gain)/loss on sale/disposition of assets	(5)	127
Provision for credit losses on accounts receivable	16	38
Deferred income taxes	—	(403)
Stock-based compensation expense	1,835	1,416
Changes in operating assets and liabilities:
Accounts receivable	(3,694)	(12,195)
Inventories	10,239	(30,677)
Accounts payable	(4,058)	3,632
Accrued liabilities	1,823	660
Other	(2,936)	(4,298)
Net cash provided by/(used in) operating activities	6,167	(25,274)
Cash flows from investing activities:
Payments to acquire patents and software	(2,495)	(1,124)
Payments to acquire property and equipment	(816)	(1,708)
Net cash used in investing activities	(3,311)	(2,832)
Cash flows from financing activities:
Payments on notes and loans payable	(5,170)	—
Payments to acquire treasury stock	(756)	—
Cash paid for debt issuance costs	(88)	—
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	287	413
Payment of employee withholding tax related to restricted stock units	(295)	(505)
Net cash used in financing activities	(6,022)	(92)
Net decrease in cash and cash equivalents	(3,166)	(28,198)
Cash and cash equivalents, beginning of period	19,521	60,801
Cash and cash equivalents, end of period	$16,355	$32,603
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$393	$76
Income taxes	$86	$2,500

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share data) (Unaudited)
	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2022	2021	2022	2021
GAAP gross profit	$25,962	$33,037	$45,001	$62,020
Facility consolidation costs	158	—	158	—
Non-GAAP gross profit	$26,120	$33,037	$45,159	$62,020

GAAP operating expenses	$26,096	$27,736	$50,696	$52,495
Amortization of acquired intangible assets	(3,074)	(3,428)	(6,150)	(6,856)
Stock compensation	(1,121)	(664)	(1,835)	(1,416)
Facility consolidation costs	(134)	—	(134)	—
Technology implementation	(273)	(887)	(1,042)	(1,159)
Acquisition costs	—	—	(47)	—
Stockholder cooperation agreement costs	(167)	—	(1,177)	—
Other	—	(18)	—	(18)
Non-GAAP operating expenses	$21,327	$22,739	$40,311	$43,046

GAAP operating (loss)/income	$(134)	$5,301	$(5,695)	$9,525
Amortization of acquired intangible assets	3,074	3,428	6,150	6,856
Stock compensation	1,121	664	1,835	1,416
Facility consolidation costs	292	—	292	—
Technology implementation	273	887	1,042	1,159
Acquisition costs	—	—	47	—
Stockholder cooperation agreement costs	167	—	1,177	—
Other	—	18	—	18
Non-GAAP operating income	$4,793	$10,298	$4,848	$18,974

GAAP net income/(loss)	$370	$4,583	$(5,325)	$8,040
Amortization of acquired intangible assets	3,074	3,428	6,150	6,856
Stock compensation	1,121	664	1,835	1,416
Facility consolidation costs	292	—	292	—
Technology implementation	273	887	1,042	1,159
Acquisition costs	—	—	47	—
Stockholder cooperation agreement costs	167	—	1,177	—
Other	—	18	—	18
Income tax adjustments	(1,342)	(1,249)	(1,178)	(2,362)
Non-GAAP net income	$3,955	$8,331	$4,040	$15,127

GAAP net income/(loss) per share - diluted	$0.03	$0.32	$(0.40)	$0.56
Amortization of acquired intangible assets	0.23	0.24	0.46	0.48
Stock compensation	0.08	0.05	0.14	0.10
Facility consolidation costs	0.02	—	0.02	—
Technology implementation	0.02	0.06	0.08	0.08
Acquisition costs	—	—	—	—
Stockholder cooperation agreement costs	0.01	—	0.09	—
Other	—	—	—	—
Income tax adjustments	(0.10)	(0.09)	(0.09)	(0.16)
Non-GAAP net income per share - diluted	$0.29	$0.58	$0.30	$1.05	(a)
(a) Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (In thousands) (Unaudited)

	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2022	2021	2022	2021
GAAP net income/(loss)	$370	$4,583	$(5,325)	$8,040
Interest expense	242	53	428	99
Income tax (benefit)/expense	(161)	1,284	28	2,133
Depreciation and amortization	4,110	4,207	8,272	8,386
Stock compensation	1,121	664	1,835	1,416
Technology implementation	273	887	1,042	1,159
Acquisition costs	—	—	47	—
Facility consolidation costs	292	—	292	—
Stockholder cooperation agreement costs	167	—	1,177	—
Other	—	18	—	18
Non-GAAP Adjusted EBITDAS	$6,414	$11,696	$7,796	$21,251